UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 18, 2011
Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On November 18, 2011, VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Report on Form 8-K (“the Company”), along with Trussnet Capital Partners (HK) Ltd. (“the Plaintiffs”), commenced litigation against Chinacomm Limited, Thrive Century International Limited, Newtop Holdings Limited, Smart Channel Development Limited, Mong Sin, Qiu Ping, Yuan Yi, CECT Chinacomm Communications Co. Ltd. and CECT Chinacomm Shanghai Co. Ltd. (“the Defendants”) in The High Court of the Hong Kong Special Administrative Region, Court of First Instance, Action No. 1978 of 2011 (“the Litigation”).  The Litigation arises out of the breach of numerous agreements between the Plaintiffs and some of the Defendants, including, but not limited to, Framework Agreements and Subscription and Shareholders’ Agreements, related to a joint venture between the parties to those agreements for the deployment of a 3.5GHz wireless broadband telecommunications network in 29 cities (“the Chinacomm Network”) in the People’s Republic of China (“the PRC”).  It addition, the Litigation arises out of what the Plaintiffs allege to be deceitful representations by certain of the Defendants in connection with the issuance of licenses by applicable regulatory agencies in the PRC for the operation of the Chinacomm Network.  Finally, the Litigation involves the unauthorized removal of the signature of Colin Tay Yong Lee as an authorized signatory to a joint bank account Chinacomm Limited has with Standard Chartered Bank (HK) Limited, one of three Standard Chartered Bank (HK) Limited bank accounts in the name of Chinacomm Limited (“the Standard Accounts”) and into which the Plaintiffs deposited $4,749,599.  The Litigation seeks injunctive relief, damages, including, but not limited to, loss of profits, restitution, reinstatement of any funds taken from the Standard Accounts, an accounting of any funds taken from the Standard Accounts, court costs, and further and other relief as the Court may deem appropriate.

On November 18, 2011, the High Court issued an ex parte order granting the Plaintiffs’ application for injunctive relief, ordering that Chinacomm Limited, Thrive Century International Limited, Newtop Holdings Limited, Qiu Ping and Yuan Yi be restrained until further order of the High Court from: (i) dealing in the Standard Accounts; (ii) incurring any liability, creating charges, mortgages, encumbrances or liens to the detriment of Chinacomm Limited; (iii) transferring or changing the existing shareholdings or proceeding with deregistration or dissolution of Chinacomm Limited; and (iv) disposing of any fixed or current assets of Chinacomm Limited.  In addition, the High Court ordered Qiu Ping, the president of CECT Chinacomm Communications Co. Ltd. and CECT Chinacomm Shanghai Co. Ltd., and Yuan Yi, the Chairman of the Board of these two companies, from disposing of or otherwise dealing with these companies’ assets locally or worldwide for purposes of the orders in the amount of $4,749,599.  Also, the High Court ordered Chinacomm Limited, Qiu Ping and Yuan Yi to disclose all relevant information related to the Standard Accounts within 7 days of the aforementioned orders (collectively, the orders referred to herein as “the Injunction Order”).  The Injunction Order was to remain in effect until November 25, 2011.

On November 25, 2011, the Injunction Order was continued by the High Court until further order of the High Court.  The deadline for disclosure by Chinacomm Limited, Qiu Ping and Yuan Yi of the whereabouts of money in the Standard Accounts was extended 7 days to December 2, 2011.

The Plaintiffs intend to aggressively prosecute the Litigation, including the possibility of filing ancillary or supplemental litigation proceedings in the PRC.  The Company does not intend to file additional Reports on Form 8-K regarding the Litigation, unless there are developments in the Litigation that the Company considers material; for example, the final outcome of the Litigation.  The Company will report on developments in the Litigation and any ancillary or supplemental litigation in the PRC in its Annual Reports on Form 10-K and in its Quarterly Reports on Form 10-Q.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VelaTel Global Communications, Inc.

Date: November 28, 2011	By:	/s/ Kenneth L. Waggoner
Name: Kenneth L. Waggoner
Title: Executive Vice President Legal, General Counsel and Secretary